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Exhibit 5







                                     July 1, 1997




Board of Directors
Tehama Bancorp
239 South Main Street
Red Bluff, California 96080

    Re:  TEHAMA BANCORP 1994 STOCK OPTION PLAN, AS AMENDED

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-8 to be filed by Tehama Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 340,412 shares of the Company's Common Stock, no par value issuable under the Company's 1994 Stock Option Plan, as amended. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,



                                  Coudert Brothers